ARTHUR
                                    ANDERSON



                                                    ____________________________
                                                    Arthur Andersen LLP


                                                    ____________________________
                                                    1345 Avenue of the Americas
                                                    New York NY 10105-0032
                                                    Writer's Direct Dial





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated December 3, 1997 on the financial statements of The Alger Fund for the year ended October 31, 1997 and to all references to our Firm included in or made a part of the registration statement of The Alger Fund filed on Form N-1A (Amendment No. 29), Investment Company Act File No. 811-6880 with the Securities and Exchange Commission.


                                                          /s/ARTHUR ANDERSEN LLP
                                                             -------------------
                                                             ARTHUR ANDERSEN LLP


New York, New York
December 22, 1998